Exhibit 10.4

SECOND LIEN SECURITY AGREEMENT

SECOND LIEN SECURITY AGREEMENT, dated as of August 20, 2009, between North American Technologies Group, Inc., a Delaware corporation (“NATK”), TieTek Technologies, Inc., a Texas Corporation (“TTT”), and TieTek LLC, a Delaware limited liability company (“TieTek” and together with NATK and TTT, the “Debtors” and each individually a “Debtor”), and Opus 5949 LLC (formerly known as Tie Investors, LLC), a Texas limited liability company (the “Secured Party”).

WHEREAS, the Debtors and Secured Party have entered into a Second Lien Loan Agreement (the “Loan Agreement”) of even date herewith pursuant to which the Secured Party has agreed to loan to Debtors certain funds on the terms and conditions set forth therein;

WHEREAS, pursuant to the Loan Agreement, the Debtors have agreed to execute and deliver this Second Lien Security Agreement (this “Agreement”) to secure the payment and performance of the Obligations (as defined below); and

WHEREAS, the Debtors wish to grant a security interest in favor of the Secured Party as herein provided.

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions and Construction. All capitalized terms used herein without definitions shall have the respective meanings provided therefor in the Loan Agreement. The term “State,” as used herein, means the state of Texas. All terms defined in the Uniform Commercial Code of the State and used herein shall have the same definitions herein as specified therein. However, if a term is defined in Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term has the meaning specified in Article 9. The term “Obligations,” as used herein, means the Loans and all other obligations of the Debtors to the Secured Party to make the payment under the Loan Documents and all other obligations and liabilities of the Debtors under this Agreement.

In this Agreement, the following rules of construction and interpretation shall be applicable: (i) no reference to “proceeds” in this Agreement authorizes any sale, transfer or other disposition of any Collateral by any Debtor; (ii) “includes” and “including” are not limiting; (iii) “or” is not exclusive; and (iv) “all” includes “any” and “any” includes “all.” To the extent not inconsistent with the foregoing, the rules of construction and interpretation applicable to the Intellectual Property Security Agreement shall also be applicable to this Agreement and are incorporated herein by this reference.

2. Grant of Security Interest. Each Debtor hereby grants, assigns, mortgages, pledges and transfers to the Secured Party, to secure the payment and performance in full of all of the Obligations, a Lien on and security interest in, each and all of such Debtor’s right, title and interest in the following property and assets and all other personal property of such Debtor, whether now owned by such Debtor or hereafter acquired and whether now existing or hereafter coming into existence and wherever located (all being collectively referred to herein as “Collateral”), including, without limitation: (i) Accounts; (ii) Chattel Paper (whether tangible or electronic); (iii) Commercial Tort Claims set forth on Schedule II; (iv) Deposit Accounts and all other bank accounts and deposits therein; (v) Documents; (vi) Equipment; (vii) financial assets; (viii) Fixtures; (ix) General Intangibles; (x) Goods; (xi) Instruments; (xii) insurance claims and proceeds; (xiii) Inventory; (xiv) Investment Property; (xv) Supporting Obligations and Letter of Credit Rights; (xvi) Payment Intangibles; (xvii) Promissory Notes; (xviii) Intellectual Property, (xviv) money, cash or cash equivalents of such Debtor, and (xviv) all other tangible and intangible property of such Debtor, including, without limitation, all proceeds, tort claims, products, accessions, rents, profits, income, benefits, substitutions, additions and replacements of and to any of the foregoing (including, without limitation, any proceeds of insurance thereon, insurance claims and all rights, claims and benefits against any person relating thereto), other rights to payments not otherwise included in the foregoing and all books, correspondence, files, records, invoices and other papers, including without limitation all tapes, cards, computer runs, computer programs, computer files and other papers, documents and records in the possession or under the control of such Debtor or any computer bureau or service company from time to time acting for such Debtor, and all proceeds of the foregoing.

3. Authorization to File Financing Statements. Each Debtor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of such Debtor now owned or hereafter acquired or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State, or such other jurisdiction, for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Debtor is an organization, the type of organization and any organizational identification number issued to such Debtor and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Each Debtor agrees to furnish any such information to the Secured Party promptly upon the Secured Party’s request.

4. Other Actions as to Any and All Collateral. Each Debtor further agrees, at the request and option of the Secured Party, to take, at such Debtor’s expense, any and all other actions the Secured Party may determine to be necessary or useful for the attachment, perfection and priority of, and the ability of the Secured Party to enforce, the Secured Party’s security interest in any and all of the Collateral, including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code, to the extent, if any, that such Debtor’s signature thereon is required therefor, (b) causing the Secured Party’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the Secured Party’s security interest in such Collateral,

(c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the Secured Party’s security interest in such Collateral, (d) obtaining governmental and other third party waivers, consents, and approvals in form and substance satisfactory to Secured Party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, (e) obtaining waivers from mortgagees and landlords in form and substance satisfactory to the Secured Party, and (f) taking all actions under any earlier versions of the Uniform Commercial Code or under any other law, as reasonably determined by the Secured Party to be applicable in any relevant Uniform Commercial Code or other jurisdiction, including any foreign jurisdiction. Unless delivered to Secured Party (as such term is defined in that certain Security Agreement dated as of February 5, 2004, by and among Debtors and such Secured Party (the “First Lien Security Agreement”)) or Secured Party shall otherwise consent in writing (which consent may be revoked), each Debtor shall deliver to Secured Party all Collateral (and take all other steps requested by Secured Party with respect to such Collateral) consisting of negotiable Documents, letters of credit (in which Debtor is the beneficiary thereof), certificated securities, Chattel Paper and Instruments (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank) promptly after such Debtor receives the same. Each Debtor shall provide Secured Perty with prompt written notice if Debtor acquires any commercial tort claims (as defined in the Code) and unless otherwise consented by Secured Party, each Debtor shall enter into a supplement to this Agreement, granting to Secured Party a Lien in such commercial tort claim

5. Intellectual Property Security Agreement. Concurrently herewith, the Debtors are also executing and delivering to the Secured Party an Intellectual Property Security Agreement pursuant to which each Debtor is granting to the Secured Party security interests in certain Collateral consisting of, among other things, patents, patent rights and trademarks. The provisions of the Intellectual Property Security Agreement are supplemental to the provisions of this Agreement, and nothing contained in the Intellectual Property Security Agreement shall derogate from any of the rights or remedies of the Secured Party hereunder. Neither the delivery of, nor anything contained in, the Intellectual Property Security Agreement shall be deemed to prevent or postpone the time of attachment or perfection of any security interest in such Collateral created hereby.

6. Representations and Warranties Concerning Debtors’ Legal Status.

(a) North American Technologies Group, Inc. represents and warrants to the Secured Party as follows: (i) North American Technologies Group, Inc.’s exact legal name is North American Technologies Group, Inc., (ii) North American Technologies Group, Inc. is a Delaware corporation, (iii) North American Technologies Group, Inc.’s organizational identification number is 2112835, and (iv) North American Technologies Group, Inc.’s principal place of business is 429 Memory Lane, Marshall, Texas 75672.

(b) TieTek Technologies, Inc. represents and warrants to the Secured Party as follows: (i) TieTek Technologies, Inc.’s exact legal name is TieTek Technologies, Inc., (ii) TieTek Technologies, Inc. is a Texas corporation and a wholly-owned subsidiary of North American Technologies Group, Inc., (iii) TieTek Technologies, Inc.’s organizational identification number is 01373482-00, and (iv) TieTek Technologies, Inc.’s principal place of business is 429 Memory Lane, Marshall, Texas 75672.

(c) TieTek LLC represents and warrants to the Secured Party as follows: (i) TieTek, LLC’s exact legal name is TieTek LLC, (ii) TieTek LLC is a Delaware limited liability company and a wholly-owned subsidiary of TieTek Technologies, Inc., (iii) TieTek LLC’s organizational identification number is 3692537, and (iv) TieTek LLC’s principal place of business is 429 Memory Lane, Marshall, Texas 75672.

7. Covenants Concerning Debtors’ Legal Status. Debtors covenant with the Secured Party as follows: (a) No Debtor will change its name, its place of business, chief executive office or its mailing address; (b) if any Debtor does not have an organizational identification number and later obtains one, such Debtor shall forthwith notify the Security Party of such organizational identification number; and (c) no Debtor will change its type of organization, jurisdiction or organization or other legal structure.

8. Representations and Warranties Concerning Collateral, etc. Debtors further represent and warrant to the Secured Party as follows: (a) Debtors are the owners of or have other rights in or power to transfer the Collateral, free from any right or claim of any person or any adverse lien, security interest or other encumbrance, except for the security interest created by this Agreement and other liens disclosed on Schedule I; (b) none of the Collateral constitutes, or is the proceeds of, “farm products” as defined in Section 9-102(a)(34) of the Uniform Commercial Code of the State; (c) none of the account debtors or other persons obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral; (d) Debtors have at all times operated their business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state, and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances; and (e) all other information set forth herein or otherwise provided to the Secured Party pertaining to the Collateral is accurate and complete.

9. Covenants Concerning Collateral, etc. Debtors further covenant with the Secured Party as follows:

9.1 the Collateral, to the extent not in the possession of the Secured Party (as defined in the First Lien Security Agreement) or not delivered to the Secured Party and except as contemplated in Section 9.8 hereof, will be kept at 429 Memory Lane, Marshall, Texas 75672, and no Debtor will remove the Collateral (other than any Inventory sold in the ordinary course of business) from such locations, without the prior written consent of Secured Party (which consent shall be given in Secured Party’s sole discretion);

9.2 except for the security interest herein granted and liens disclosed on Schedule I, Debtors shall be the owners of or have other rights in the Collateral free from any right or claim of any other person, lien, security interest or other encumbrance, and Debtors shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Secured Party;

9.3 Debtors shall not pledge, mortgage or create, or suffer to exist any right of any person in or claim by any person to the Collateral, or any security interest, lien or encumbrance in the Collateral in favor of any person, other than the Secured Party except for liens disclosed on Schedule I;

9.4 Debtors will keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon;

9.5 Debtors will permit the Secured Party, or its designee, to inspect the Collateral at any reasonable time, wherever located;

9.6 Debtors will pay promptly when due all taxes, assessments, governmental charges, and levies upon the Collateral or incurred in connection with the use or operation of such Collateral or incurred in connection with this Agreement;

9.7 Debtors will continue to operate, their business in compliance with all applicable provision of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state, and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous material or substances; and

9.8 Debtors will not sell or otherwise dispose of, or offer to sell or otherwise dispose of, the Collateral or any interest therein except for sales of inventory in the ordinary course of business.

10. Insurance and Risk of Loss.

10.1 Debtors will insure the Collateral in accordance with Secured Party’s reasonable requirements regarding choice of carrier, risks insured against, and amount of coverage. Policies must be written in favor of Debtors, be endorsed to name Secured Party as an additional insured or as otherwise directed in writing by Secured Party, and provide that Secured Party will receive at least ten (10) days’ notice before cancellation or change in coverage. Debtors must provide copies of the policies or certificates, and any renewals, to Secured Party.

10.2 Debtors assume all risk of loss to the Collateral.

10.3 Debtors appoint Secured Party as attorney-in-fact to collect any returned unearned premiums and proceeds of any insurance on the Collateral and to endorse and deliver to Secured Party any payment from such insurance made payable to Debtors. Debtors’ appointment of Secured Party as Debtors’ agent is coupled with an interest.

10.4 In the event of failure by the Debtors to provide and maintain insurance as herein provided, the Secured Party may, at its option, provide such insurance and charge the amount thereof to the Debtors. The Debtors shall furnish the Secured Party with certificates of insurance and policies evidencing compliance with the foregoing insurance provision.

11. Collateral Protection Expenses; Preservation of Collateral.

11.1 Expenses Incurred by Secured Party. In the Secured Party’s discretion, if the Debtors fail to do so, the Secured Party may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, maintain any of the Collateral, make repairs thereto and pay any necessary filing fees or insurance premiums. The Debtors agree to reimburse the Secured Party on demand for all expenditures so made. These expenses will bear interest from the date of advance at the rate of 18% per annum and are payable on demand at the place where the Obligations are payable. These expenses and interest are part of the Obligations and are secured by this Agreement. The Secured Party shall have no obligation to the Debtors to make any such expenditures, nor shall the making thereof be construed as the waiver or cure of any Event of Default.

11.2 Secured Party’s Obligations and Duties. Anything herein to the contrary notwithstanding, the Debtors shall remain obligated and liable under each contract or agreement comprised in the Collateral to be observed or performed by the Debtors thereunder. The Secured Party shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Secured Party of any payment relating to any of the Collateral, nor shall the Secured Party be obligated in any manner to perform any of the obligations of the Debtors under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Secured Party or to which the Secured Party may be entitled at any time or times. The Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. The Secured Party shall not have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

12. An Event of Default. An “Event of Default” shall be deemed to have occurred hereunder if:

12.1 Debtors fail to timely pay the Obligations or Debtors fail to perform any obligation or covenant in this Agreement or the Loan Documents as or when due to be paid or performed;

12.2 any warranty, covenant or representation in the Security Agreement or the Intellectual Property Security Agreement between Debtors, on the one hand, and Secured Party, on the other, in this Agreement is materially false when made;

12.3 an Event of Default has occurred under the Loan Agreement; or

12.4 any Collateral is impaired by loss, theft, damage, levy and execution, issuance of an official writ or order of seizure, or destruction, unless it is promptly replaced with Collateral of like kind and quality or restored to its former condition.

13. Remedies.

13.1 If an Event of Default exists, Secured Party may:

(a)	demand, collect, convert, redeem, settle, compromise, receipt for, realize on, sue for, and adjust the Collateral either in Secured Party’s or any Debtor’s name, as Secured Party desires, or take control of any proceeds of the Collateral and apply the proceeds against the Obligations;

(b)	take possession of any Collateral to the extent not in possession of the Secured Party (as defined under the First Lien Security Agreement) or not already in Secured Party’s possession, without demand or legal process, and for that purpose, Debtors grant Secured Party the right to enter any premises where the Collateral may be located;

(c)	without taking possession, sell, lease or otherwise dispose of the Collateral at any public or private sale in accordance with law;

(d)	exercise any rights and remedies granted by law or this Agreement;

(e)	notify obligors on the Collateral to pay Secured Party directly;

(f)	as Debtors’ agent, make any endorsements in any Debtor’s name and on such Debtor’s behalf of any instruments in the Collateral and to any proceeds of the Collateral;

(g)	and enforce all rights, including voting rights, available to an owner of the Collateral; and

(h)	transfer record ownership of any Collateral to Secured Party.

13.2 Foreclosure of this security interest by suit does not limit Secured Party’s remedies, including the right to sell the Collateral under the terms of this Agreement. Secured Party may exercise all remedies at the same or different times, and no remedy is a defense to any other. Secured Party’s rights and remedies include all those granted by law and those specified in this Agreement.

13.3 Secured Party’s delay in exercising, partial exercise of, or failure to exercise any of its remedies or rights does not waive Secured Party’s rights to subsequently exercise those remedies or rights. Secured Party’s waiver of any default does not waive any other default by any Debtor. Secured Party’s waiver of any right in this Agreement or of any default is binding only if it is in writing. Secured Party may remedy any default without waiving it.

13.4 If Secured Party sells any of the Collateral on credit, Debtors will be credited only with payments actually made by the purchaser and received by Secured Party for application to the indebtedness of the purchaser. If the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Debtors will be credited with the proceeds of the sale.

13.5 Each Debtor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations, including any attorneys’ fees and other expenses incurred by the Secured Party to collect such deficiency.

13.6 If Secured Party purchases any of the Collateral being sold, Secured Party may pay for the Collateral by crediting the purchase price against the Obligations.

13.7 Secured Party has no obligation to marshal any assets in favor of or against any Debtor, any of the Obligations, or any other obligation owned to Secured Party by any Debtor or any other person.

13.8 If the Collateral is sold after default, recitals in the bill of sale or transfer will be prima facie evidence of their truth and all prerequisites to the sale specified by this Agreement and by law will be presumed satisfied.

14. Power of Attorney.

14.1 Appointment and Powers of Secured Party. Each Debtor hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of such Debtor or in the Secured Party’s own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement and the other Loan Documents and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of such Debtor, without notice to or assent by such Debtor, to do the following: upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise dispose of or deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code of the State and as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do, at the Debtor’s expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary or useful to protect, preserve or realize upon the Collateral and the Secured Party’s security interest therein, in order to effect the intent of this Agreement, all at least as fully and effectively as the Debtor might do, including, without limitation, (i) the filing and prosecuting of registration and transfer applications with the appropriate federal, state, local or other agencies or authorities with respect to trademarks, copyrights, and patentable inventions and processes, (ii) upon written notice to the Debtors, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Secured Party so elects, with a view to causing the liquidation of assets of the issuer of any such securities, (iii) change the mailing address of any Debtor, open a post office box on behalf of any Debtor, open mail for any Debtor, and ask, demand, collect, give acquittances and receipts for, take possession of, endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any property of any Debtor; (iv) effect any repairs to any asset of any Debtor, or continue to obtain any insurance and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies; (v) pay or discharge any taxes, liens, security interests, or other encumbrances levied or placed on or threatened against any Debtor or its property; (vi) defend any suit, action or proceeding brought against any Debtor if such Debtor does not defend such suit, action or proceeding or if Secured Party reasonably believes that such Debtor is not pursuing such defense in a manner that will maximize the recovery to Secured Party, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Secured Party may deem reasonably appropriate; (vii) file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Secured Party for the purpose of collecting any and all such moneys due to any Debtor whenever payable and to enforce any other right in respect of such Debtor’s property; (viii) cause the certified public accountants then engaged by Debtors to prepare and deliver to Secured Party at any time and from time to time, promptly upon Secured Party’s request, the following reports: (1) a reconciliation of all accounts; (2) an aging of all accounts, (3) trial balances, (4) test verifications of such accounts as Secured Party may request, and (5) the results of each physical verification of inventory if any; (vix) communicate in its own name with any party to any contract with regard to the assignment of the right, title and interest of any Debtor in and under the contracts and other matters relating thereto; (vx) to file such financing statements with respect to this Agreement, with or without Debtors’ signatures, or to file a photocopy of this Agreement in substitution for a financing statement, as the Secured Party may deem appropriate and to execute in Debtors’ name such financing statements and amendments thereto and continuation statements which may require Debtors’ signatures; and (vxi) execute, in connection with sale provided for in any Loan Document, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral and to otherwise direct such sale or resale, all as though Secured Party were the absolute owner of the property of Debtors for all purposes, and to do, at Secured Party’s option and Debtors’ expense, at any time or from time to time, all acts and other things that Secured Party reasonably deems necessary to perfect, preserve, or realize upon Debtors’ property or assets and Secured Party’s Liens thereon, all as fully and effectively as Debtors might do.

14.2 Ratification by Debtors. To the extent permitted by law, the Debtors hereby ratify all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable.

14.3 No Duty on Secured Party. The powers conferred on the Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Secured Party shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its affiliates, officers, directors, employees, agents or representatives shall be responsible to any Debtor for any act or failure to act (except for the Secured Party’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction), nor for any punitive, exemplary, indirect or consequential damages.

15. Standards for Exercising Rights and Remedies. To the extent that applicable law imposes duties on the Secured Party to exercise remedies in a commercially reasonable manner, the Debtors acknowledge and agree that it is not commercially unreasonable for the Secured Party:

15.1 to fail to incur expenses reasonably deemed significant by the Secured Party to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition;

15.2 to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of;

15.3 to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral;

15.4 to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists;

15.5 to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature;

15.6 to contact other persons, whether or not in the same business as the Debtors, for expressions of interest in acquiring all or any portion of the Collateral;

15.7 to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature;

15.8 to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets;

15.9 to dispose of assets in wholesale rather than retail markets;

15.10 to disclaim disposition warranties;

15.11 to purchase insurance or credit enhancements to insure the Secured Party against risks of loss, collection or disposition of Collateral or to provide to the Secured Party a guaranteed return from the collection or disposition of Collateral; or

15.12 to the extent deemed appropriate by the Secured Party, to obtain the services of other brokers, investment bankers, consultants, and other professionals to assist the Secured Party in the collection or disposition of any of the Collateral. The Debtors acknowledge that the purpose of this Section 15 is to provide non-exhaustive indications of what actions or omissions by the Secured Party would fulfill the Secured Party’s duties under the Uniform Commercial Code or other law of the State or any other relevant jurisdiction in the Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by the Secured Party shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section 15. Without limitation upon the foregoing, nothing contained in this Section 15 shall be construed to grant any rights to the Debtors or to impose any duties on the Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 15.

16. No Waiver by Secured Party, etc. The Secured Party shall not be deemed to have waived any of its rights or remedies in respect of the Obligations or the Collateral unless such waiver shall be in writing and signed by the Secured Party. No delay or omission on the part of the Secured Party in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All rights and remedies of the Secured Party with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Secured Party deems expedient.

17. Suretyship Waivers by Debtors. The Debtors waive demand, notice, protest, notice of acceptance of this Agreement, notice of credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, the Debtors assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Secured Party may deem advisable. The Secured Party shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 11.2. The Debtors further waive any and all other suretyship defenses.

18. Marshalling. The Secured Party shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, the Debtors hereby agree that they will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Secured Party’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Debtors hereby irrevocably waive the benefits of all such laws.

19. Proceeds of Dispositions; Expenses. The Debtors shall pay to the Secured Party on demand any and all expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by the Secured Party in protection, preserving or enforcing the Secured Party’s rights and remedies under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale or other disposition of the Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as the Secured Party may determine, proper allowance and provision being made for any Obligations not then due. Upon the final payment and satisfaction in full in cash of all of the Obligations and after making any payments required by Sections 9-608(a)(1)(C) or 9-615(a)(3) of the Uniform Commercial Code of the State, any excess shall be returned to the Debtors. In the absence of final payment and satisfaction in full in cash of all of the Obligations, the Debtors shall remain liable for any deficiency.

20. Governing Law; Consent to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

21. Waiver of Judicial Procedural Matters. DEBTORS HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVE, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS, ANY AND EVERY RIGHT IT MAY HAVE TO (I) INJUNCTIVE RELIEF, (II) A TRIAL BY JURY, (III) INTERPOSE ANY COUNTERCLAIM THEREIN (OTHER THAN A COMPULSORY COUNTERCLAIM) AND (IV) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING. Nothing herein contained shall prevent or prohibit Debtors from instituting or maintaining a separate action against Secured Party with respect to any asserted claim.

22. Headings. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof.

23. Binding on Successors and Permitted Assigns. This Agreement and all rights and obligations hereunder shall be binding upon the Debtors and their respective successors and assigns (including any debtor-in-possession on behalf of any Debtor), and shall inure to the benefit of the Secured Party and its successors and assigns. Assignment of any part of the Obligations and Secured Party’s delivery of any part of the Collateral will fully discharge Secured Party from responsibility for that part of the Collateral. If such an assignment is made,

Debtors will render performance under this Agreement to the assignee. Debtors waive and will not assert against any assignee any claims, defenses or setoffs that Debtors could assert against Secured Party except defenses that cannot be waived. All representations, warranties, and obligations are joint and several as to Debtors. No Debtor may assign, sell or otherwise transfer any interest in or obligations under this Agreement.

24. Severability. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Debtors acknowledge receipt of a copy of this Agreement.

25. Notice. Notice is reasonable if it is mailed, postage prepaid, to Debtors at Debtors’ Mailing Address at least ten (10) days before any public sale or ten (10) days before the time when the Collateral may be otherwise disposed of without further notice to Debtors.

26. Lien Status. This security interest will neither affect nor be affected by any other security for any of the Obligations. Neither extensions of any of the Obligations nor releases of any of the Collateral will affect the priority or validity of this security interest.

27. Amendment. This Agreement may be amended only by an instrument in writing signed by Secured Party and Debtors.

28. Interest. Interest on the Obligations secured by this Agreement will not exceed the maximum amount of nonusurious interest that may be contracted for, take, reserved, charged or received under law. Any interest in excess of that maximum amount will be credited on the principal of the Obligations or, if that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess will be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the Obligations or, if the principal of the Obligations has been paid, refunded. This provision overrides any conflicting provisions in this and all other instruments concerning the Obligations.

29. No Prohibited Liens. In no event may this Agreement create a lien prohibited by law.

30. Subordination. The Secured Party hereby acknowledges that the First Lien Lender has been granted Liens upon certain Assets of Debtors to secure the Senior Indebtedness. The Liens of the First Lien Lender on such Assets, to the extent such Liens secure Senior Indebtedness, are and shall be senior and prior in right to the Liens of the Secured Party on the Assets, and such Liens of the Secured Party on the Assets are and shall be junior and subordinate to the Liens of the First Lien Lender, to the extent such Liens secure Senior Indebtedness. Except with respect to proceeds of such Assets securing the Senior Indebtedness, this Agreement shall not subordinate payment of the Loans.

[Signature Pages Follow]

IN WITNESS WHEREOF, intending to be legally bound, the Debtors have caused this Agreement to be duly executed as of the date first above written.

DEBTORS:

NORTH AMERICAN TECHNOLOGIES GROUP, INC., a Delaware corporation

Attest:

Joe B. Dorman	By:	/s/

	Name:	D. Patrick Long

	Its:	Chief Executive Officer

	Federal ID #:	33-0041789

TIETEK TECHNOLOGIES, INC., a Texas corporation

Attest:

Joe B. Dorman	By:	/s/

	Name:	D. Patrick Long

	Its:	Chief Executive Officer

Federal ID #:

TIETEK LLC, a Delaware limited liability company

Attest:

Joe B. Dorman	By:	/s/

	Name:	D. Patrick Long

	Title:	Chief Executive Officer

	Federal ID #:	52-2440303

SECURED PARTY:

OPUS 5949 LLC (formerly known as TIE INVESTORS, LLC), a Texas limited liability Company

	By:	SAMMONS VPC, INC., a Delaware corporation, Manager

Attest: Yolanda Brown	By:	/s/

	Name:	Heather Kreager

	Title:	Sr. Vice President

SCHEDULE I

TO SECOND LIEN SECURITY AGREEMENT

Liens

Debtor	Creditor	Second Collateral	Financing Statement No.
Tietek LLC	Citicapital Commercial Leasing Corporation	1 Bobcat Skid Steer Loader S130 S/N 529217923 Alarm Pkg. 68” Lo-Pro Bkt. Exhaust Purifier Kits 1 Bobcat Skid Steer Loader S130 S/N 529217929 Alarm Pkg. 68” Lo-Pro Bkt. Exhaust Purifier Kits	2007 2119682

Tie Tek, LLC	Citicapital Commercial Corporation	1 Bobcat Sweepers S/N 714418363 60” Sweeper	07-0026598805

TieTek, LLC	NMHG Financial Services, Inc.	All of the equipment nor or hereafter leased by Lessor to Lessee; and all accessions, additions, replacements, and substitutions	07-0034187010

TieTek, LLC	Wells Fargo Equipment Finance, Inc.	One (1) Terek Lift w/48” forks S/N: GTH1008A13394	08-0032763241

Tietek LLC	Opus 5949 LLC	All general intangibles, including without limitation, all patents (issued and applied for), and copyrights, trademarks, trade names, licenses, trade secrets an processes, an other intellectual property	2007 1008753

TieTek LLC TieTek Technologies, Inc. North American Technologies Group, Inc.	Opus 5949 LLC	All Assets All Assets All Assets except NATK Excluded Assets	2009 2580972 2009 2586672

SCHEDULE II

TO SECOND LIEN SECURITY AGREEMENT

Commercial Tort Claims

NONE.